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                                                                 EXHIBIT 8.01

                    [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

                               August 27, 1997




(212) 351-4000                                                C 30620-00004

Falcon Building Products, Inc.
Hart & Cooley, Inc.
Mansfield Plumbing Products, Inc.
DeVilbiss Air Power Company
SWC Industries, Inc.
Ex-Cell Manufacturing Company, Inc.
Two North Riverside Plaza, Suite 1100
Chicago, Illinois 60606


      Re:  FALCON BUILDING PRODUCTS, INC.

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") of Falcon Building Products, Inc., a Delaware corporation (the "Company") to be filed in connection with the registration under the Securities Act of 1933. as amended (the "Securities Act"), of the proposed issuance of up to $145,000,000 aggregate principal amount of its outstanding 9 1/2% Series A Senior Subordinated Notes Due 2007, for a like principal amount of its 9 1/2% Series B Senior Subordinated Notes Due 2007 and up to $169,317,000 aggregate principal amount at maturity of its outstanding 10 1/2% Series A Senior Subordinated Discount Notes Due 2007, for a like principal amount of its 10 1/2% Series B Senior Subordinated Discount Notes Due 2007.

     We hereby confirm our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences." Furthermore, it is our opinion that the discussion under the caption "Certain Federal Income Tax Consequences," to the extent it discusses matters of law or legal conclusions, is correct in all material respects.

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Falcon Building Products, Inc.
August 27, 1997
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Certain Federal Income Tax Consequences." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                       Very truly yours,

                                       /s/ GIBSON, DUNN & CRUTCHER LLP

                                       GIBSON, DUNN & CRUTCHER LLP